                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Financial Commerce Network and Subsidiary, Inc. on Form 10-SB dated January 6, 2000 (file 0-27971) of our report, dated March 29, 1999 on our audit of the consolidated financial statements of The Financial Commerce Network and Subsidiary, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997.



                                            /s/ Rothstein, Kass & Company, P.C.